EXHIBIT 99.1
Press Release

Clean Harbors Announces First-Quarter 2026 Financial Results

•Delivers Highest Q1 Revenue in Company’s History at $1.46 Billion
•Generates Q1 Net Income of $63.2 Million, or EPS of $1.19
•Achieves 6% Growth in Q1 Adjusted EBITDA to $247.9 Million; Expands Adjusted EBITDA Margin YoY by 60 Basis Points
•Raises 2026 Guidance for Adjusted EBITDA and Adjusted Free Cash Flow

NORWELL, Mass. – May 6, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2026.

“We began 2026 with better-than-expected first-quarter results, including higher profitability in both of our operating segments,” said Eric Gerstenberg, Co-Chief Executive Officer. “Our Environmental Services (ES) segment delivered its 16th consecutive quarter of year-over-year Adjusted EBITDA margin improvement, navigating challenging weather conditions that impacted our collection and services businesses. At the same time, our Safety-Kleen Sustainability Solutions (SKSS) segment benefited from our continued focus around charge-for-oil (CFO) services and a late-quarter surge in base oil pricing. Our safety performance was outstanding, with the team achieving the lowest quarterly Total Recordable Incident Rate in our history at 0.39.”

First-Quarter 2026 Results
Revenues increased to $1.46 billion, compared with $1.43 billion in the same period of 2025. Income from operations rose 7% to $118.9 million, compared with $111.6 million in the first quarter of 2025.

Net income increased to $63.2 million, or $1.19 per diluted share, compared with $58.7 million, or $1.09 per diluted share, for the same period in 2025.

Adjusted EBITDA (see description and reconciliation below) increased 6% to $247.9 million from $234.9 million for the same period in 2025.

First-Quarter 2026 Segment Review
“Our ES segment delivered a 50-basis-point improvement in Adjusted EBITDA margin as we leveraged top-line growth while continuing to effectively manage costs and generate operational efficiencies,” said Gerstenberg. “Within the segment, Technical Services grew revenue by 5% on demand for disposal and recycling services, including higher project and PFAS-related work, as well as collecting more volumes. Safety-
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Kleen Environmental Services’ revenue in the segment increased by 7%, driven by pricing and growth in its core offerings. Incineration utilization, including the new Kimball incinerator, was 80%, in line with our expectations and reflecting a high number of planned maintenance days and weather impacts in the quarter. At the same time, landfill volumes rose 34% due to sizeable project activity. Field Services revenue grew 7%, as we responded to a steady stream of customer emergency events across the U.S., including a large-scale project that generated approximately $10 million in revenue. Overall, our ES segment delivered solid Q1 results despite regional softness in our Industrial Services business. Following a strong March, we exited the quarter with considerable momentum heading into the balance of the year.”

“Within our SKSS segment, we began the quarter by advancing our CFO pricing strategy for our waste oil collection services and finished amid an improving pricing environment for base oil and related products,” said Mike Battles, Co-Chief Executive Officer. “We exceeded our Q1 expectations by growing segment Adjusted EBITDA by 17% and achieving a 320-basis-point improvement in Adjusted EBITDA margin. We gathered 53 million gallons of waste oil while continuing to increase revenues generated from our oil collection services. We also continued to execute on our profitability-enhancing initiatives, such as Group III production and increasing our direct lubricant gallons sold.”

Business Outlook and Financial Guidance
“We are seeing positive demand trends and increased opportunities across our key lines of business to start the year,” Gerstenberg said. “An improving U.S. economic backdrop is creating growth opportunities for our expanding disposal and recycling network, fueled by reshoring, PFAS, and project services. Safety-Kleen Environmental Services should deliver another consistent year of profitable growth. Branch expansion and investments within our Field Services business further solidifies our reputation as the national go-to provider for environmental emergencies. Although our Industrial Services business continues to operate in a challenged market, strategic initiatives being undertaken now will ensure growth as conditions improve. For SKSS, we are operating in a rising pricing and demand environment, with a focus on improving profitability and strengthening long-term customer relationships.”

Battles concluded, “We remain excited about our organic growth and acquisition prospects in 2026. The demand environment is highly favorable across our core lines of business, which is driving our capex decisions to accelerate near-term revenue growth. Through sustained execution of our capital allocation strategy, we continue to expect Clean Harbors to deliver strong profitable growth and robust free cash flow this year.”

In the second quarter of 2026, Clean Harbors expects Adjusted EBITDA to grow 5% to 9% year over year. Based on its first-quarter performance and current market conditions, Clean Harbors is raising the midpoint of
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com its 2026 Adjusted EBITDA guidance by $40 million and the midpoint of its adjusted free cash flow guidance by $10 million. For the full year, Clean Harbors now expects:
•Adjusted EBITDA in the range of $1.24 billion to $1.30 billion, with a midpoint of $1.27 billion. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $421 million to $472 million.
•Adjusted free cash flow in the range of $490 million to $550 million, with a midpoint of $520 million. This range is based on anticipated net cash from operating activities in the range of $840 million to $960 million.

Non-GAAP Results:

Adjusted EBITDA Reconciliation
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2026 and 2025 (in thousands, except percentages):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income	$63,201	$58,680
Accretion of environmental liabilities	3,542	3,620
Stock-based compensation	9,578	7,635
Depreciation and amortization	115,799	111,980
Other expense, net	731	932
Interest expense, net of interest income	33,854	36,077
Provision for income taxes	21,149	15,930
Adjusted EBITDA	$247,854	$234,854
Adjusted EBITDA Margin	17.0%	16.4%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com items derived from non-operating activities. Additionally, adjusted free cash flow excludes significant strategic growth investments, as they are not indicative of free cash flow for the current period. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net cash from operating activities	$6,297	$1,605
Additions to property, plant and equipment	(98,443)	(118,695)
Cash investments in strategic growth projects	14,787	—
Proceeds from sale and disposal of fixed assets	1,522	1,343
Adjusted free cash flow	$(75,837)	$(115,747)
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2026
Projected GAAP net income	$421	to	$472
Adjustments:
Accretion of environmental liabilities	16	to	15
Stock-based compensation	41	to	44
Depreciation and amortization	470	to	460
Interest expense, net	144	to	139
Provision for income taxes	148	to	170
Projected Adjusted EBITDA	$1,240	to	$1,300
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant strategic growth investments,
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2026
Projected net cash from operating activities	$840	to	$960
Additions to property, plant and equipment	(475)	to	(535)
Cash investments in strategic growth projects	110	to	110
Proceeds from sale and disposal of fixed assets	15	to	15
Projected adjusted free cash flow	$490	to	$550
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business, economic and market conditions, trends, customer demand, impacts of tariffs and new legislation, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$1,459,537	$1,431,950
Cost of revenues	1,014,120	1,021,884
Selling, general and administrative expenses	207,141	182,847
Accretion of environmental liabilities	3,542	3,620
Depreciation and amortization	115,799	111,980
Income from operations	118,935	111,619
Other expense, net	(731)	(932)
Interest expense, net	(33,854)	(36,077)
Income before provision for income taxes	84,350	74,610
Provision for income taxes	21,149	15,930
Net income	$63,201	$58,680
Earnings per share:
Basic	$1.20	$1.09
Diluted	$1.19	$1.09
Shares used to compute earnings per share - Basic	52,821	53,759
Shares used to compute earnings per share - Diluted	52,992	53,993

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
Current assets:	(unaudited)
Cash and cash equivalents	$547,994	$826,315
Short-term marketable securities	121,040	127,363
Accounts receivable, net	1,113,163	1,044,137
Unbilled accounts receivable	192,241	160,888
Inventories and supplies	363,935	372,088
Prepaid expenses and other current assets	104,759	116,452
Total current assets	2,443,132	2,647,243
Property, plant and equipment, net	2,562,156	2,541,067
Other assets:
Operating lease right-of-use assets	263,251	255,084
Goodwill	1,555,062	1,479,050
Permits and other intangibles, net	679,081	653,027
Other long-term assets	49,884	48,585
Total other assets	2,547,278	2,435,746
Total assets	$7,552,566	$7,624,056

Current liabilities:
Current portion of long-term debt	$12,600	$12,600
Accounts payable	464,173	506,592
Deferred revenue	82,858	81,529
Accrued expenses and other current liabilities	384,130	441,788
Current portion of closure, post-closure and remedial liabilities	21,129	19,112
Current portion of operating lease liabilities	78,069	75,226
Total current liabilities	1,042,959	1,136,847
Other liabilities:
Closure and post-closure liabilities, less current portion	123,334	125,038
Remedial liabilities, less current portion	85,009	86,547
Long-term debt, less current portion	2,761,417	2,763,563
Operating lease liabilities, less current portion	189,797	184,308
Deferred tax liabilities	384,297	384,207
Other long-term liabilities	190,250	197,886
Total other liabilities	3,734,104	3,741,549
Total stockholders’ equity, net	2,775,503	2,745,660
Total liabilities and stockholders’ equity	$7,552,566	$7,624,056
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$63,201	$58,680
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	115,799	111,980
Allowance for doubtful accounts	2,919	2,825
Amortization of deferred financing costs and debt discount	1,307	1,666
Accretion of environmental liabilities	3,542	3,620
Changes in environmental liability estimates	(1,635)	(9,863)
Other expense, net	731	932
Stock-based compensation	9,578	7,635
Environmental expenditures	(4,086)	(2,591)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(104,781)	(74,576)
Inventories and supplies	7,803	8,670
Other current and non-current assets	7,513	(6,983)
Accounts payable	(40,814)	(10,989)
Other current and long-term liabilities	(54,780)	(89,401)
Net cash from operating activities	6,297	1,605
Cash flows used in investing activities:
Additions to property, plant and equipment	(98,443)	(118,695)
Proceeds from sale and disposal of fixed assets	1,522	1,343
Acquisition, net of cash acquired	(131,820)	—
Additions to intangible assets including costs to obtain or renew permits	(159)	(248)
Purchases of available-for-sale securities	(16,142)	(24,186)
Proceeds from sale of available-for-sale securities	22,319	21,456
Net cash used in investing activities	(222,723)	(120,330)
Cash flows used in financing activities:
Change in uncashed checks	(7,556)	(1,714)
Tax payments related to withholdings on vested restricted stock	(9,303)	(8,688)
Repurchases of common stock	(25,000)	(55,000)
Deferred financing costs paid	(643)	—
Payments on finance leases	(12,601)	(10,081)
Principal payments on debt	(3,150)	(3,776)
Net cash used in financing activities	(58,253)	(79,259)
Effect of exchange rate change on cash	(3,642)	209
Decrease in cash and cash equivalents	(278,321)	(197,775)
Cash and cash equivalents, beginning of period	826,315	687,192
Cash and cash equivalents, end of period	$547,994	$489,417
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$38,435	$56,671
Income taxes paid, net of refunds	7,916	9,280
Non-cash investing activities:
Property, plant and equipment accrued	39,903	12,462
ROU assets obtained in exchange for operating lease liabilities	24,399	15,638
ROU assets obtained in exchange for finance lease liabilities	4,592	27,181
Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	March 31, 2026			March 31, 2025
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,242,448	$10,078	$1,252,526	$1,207,038	$2,075	$1,209,113
Safety-Kleen Sustainability Solutions	217,089	(10,078)	207,011	224,815	(2,075)	222,740
Corporate	—	—	—	97	—	97
Total	$1,459,537	$—	$1,459,537	$1,431,950	$—	$1,431,950

	Three Months Ended
Adjusted EBITDA	March 31, 2026	March 31, 2025
Environmental Services	$290,401	$274,591
Safety-Kleen Sustainability Solutions	32,981	28,252
Corporate	(75,528)	(67,989)
Total	$247,854	$234,854
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com